UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 8, 2010

Cloud Peak Energy Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34547	26-3088162
(Commission File Number)	(IRS Employer Identification No.)

505 S. Gillette Ave.
Gillette, Wyoming	82716
(Address of Principal Executive Offices)	(Zip Code)

(307) 687-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders.

On June 8, 2010, Cloud Peak Energy Inc. (the “Company”) held its 2010 annual meeting of stockholders (the “Annual Meeting”).  As described in more detail below, the Company’s stockholders re-elected its Chairman Keith Bailey and Director William Owens to its Board of Directors to serve until the Company’s 2013 annual meeting of stockholders.  Stockholders also approved the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal 2010.  The voting results shown below are based on the final report of the company’s inspector of election.

At the Annual Meeting, stockholders voted on and approved the following two Company proposals:

1.     To elect two Class I members of the Board of Directors to each serve until the Company’s annual meeting of stockholders in 2013.

Nominee	For	Against	Abstain	Broker Non- Votes

Keith Bailey	23,658,426	57,627	15,245	3,532,857
William Owens	23,595,052	113,528	22,718	3,532,857

2.     To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2010 fiscal year.

For	Against	Abstain	Broker Non- Votes
27,177,650	47,515	38,990	0

Additional information about these proposals can be found in the Company’s proxy statement for the Annual Meeting, which was mailed to stockholders and filed with the U.S. Securities and Exchange Commission. There were no other proposals voted on at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLOUD PEAK ENERGY INC.

By:	/s/ Amy J. Stefonick
Name: Amy J. Stefonick
Title: Corporate Secretary

Date: June 9, 2010